Exhibit 10.2

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED ON OR ABOUT SEPTEMBER 8, 2025, BY AND AMONG JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE COMPANY AND PURCHASER (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THIS NOTE, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

THIS NOTE AND THE SECURITIES ISSUABLE AS PAYMENT FOR ACCRUED INTEREST OR UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL FOR PURCHASER OR ITS TRANSFEREE, FROM NATIONALLY RECOGNIZED OR REPUTABLE COUNSEL IN CUSTOMARY FORM, WHICH SHALL BE DEEMED REASONABLY SATISFACTORY TO THE ISSUER IF IT OPINES THAT SUCH TRANSFER COMPLIES WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. UPON DELIVERY OF SUCH OPINION (OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER) AND, IF APPLICABLE, COMPLIANCE WITH RULE 144 OR OTHER AVAILABLE EXEMPTION, THE ISSUER SHALL PROMPTLY REMOVE ANY RESTRICTIVE LEGEND AND RELATED STOP-TRANSFER INSTRUCTIONS WITHOUT FURTHER CONDITION.

CARPARTS.COM, INC.

CONVERTIBLE NOTE

Principal Amount: $[●]	September 10, 2025 (the “Issuance Date”)
Note No.: [●]

FOR VALUE RECEIVED, Carparts.com, Inc., a Delaware corporation (the “Company”), promises to pay to [●], or its registered assigns (“Purchaser”), in lawful money of the United States of America, the principal sum of $[●], or such lesser amount as shall equal the outstanding principal amount hereof (the “Principal Amount”), together with interest from the date of this Convertible Note (this “Note”) on the unpaid principal balance at a rate equal to 2% per annum, computed on the basis of a 360-day year of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month, in the manner set forth in Section 1(a) of this Note.

Unless converted pursuant to Section 2 and Section 5(a), the Outstanding Principal Balance, together with any then unpaid and accrued interest (including any Default Interest (as defined below) on all overdue amounts) and other amounts payable hereunder, shall be due and payable on the earlier of each of the following: (i) September 10, 2028 (the “Maturity Date”), (ii) immediately prior to the consummation of a Change in Control, or (iii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Purchaser or made automatically due and payable, in each case, in accordance with the terms hereof without the requirement of any presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Company.

This Note is one of the “Notes” issued pursuant to the Purchase Agreement.

The following is a statement of the rights of Purchaser and the conditions to which this Note is subject, and to which Purchaser, by the acceptance of this Note, agrees:

1.    Payments.

(a)     Interest. Accrued interest on this Note, including Default Interest, shall be payable on each January 1, April 1, July 1 and October 1 (or, if such date is not a Business Day, on the next succeeding Business Day) (each, an “Interest Payment Date”) until the Outstanding Principal Balance shall be paid in full, with the first such payment due on October 1, 2025, by adding such accrued interest to the Outstanding Principal Balance of this Note in the Company’s register on such Interest Payment Date, which addition of accrued interest will be effective as of the open of business on such Interest Payment Date. The register shall be in written form or in any form capable of being converted into written form within a reasonable period of time, and entries in such register shall be conclusive absent manifest error.

(b)    Default Interest. Any amounts on this Note (including the Outstanding Principal Balance) that are payable but are not punctually paid or duly provided for by the Company (the “Defaulted Amounts”) shall accrue interest at a rate of 3% per annum (the “Default Interest”) during the period from (and including) the date on which such Defaulted Amounts fall due and ending on (and including) the date on which such Defaulted Amounts thereon are fully paid.

(c)    Prepayment. Except as otherwise provided in this Note, prepayment of this Note prior to the Maturity Date shall require the prior written consent of Purchaser, and any permitted prepayment shall be accompanied by all accrued and unpaid interest through the date of prepayment and a prepayment premium equal to 10% of the Outstanding Principal Balance being prepaid. For the avoidance of doubt, no prepayment premium shall be due or payable, with respect to payment of any amounts under this Note in connection with a Change in Control or upon any Event of Default.

2.   Change in Control. Promptly, and in any event within five (5) Business Days, following the earlier of (i) the Company’s entry into an agreement for a Change in Control and (ii) the public announcement of such Change in Control, the Company shall deliver written notice to Purchaser of the entry into such agreement (the “Change in Control Notice”) which notice shall include reasonable detail regarding the material terms of the transaction. The Outstanding Principal Balance of this Note, plus all accrued and unpaid interest, and any other amounts payable under this Note or the Purchase Agreement, in each case that has not otherwise been converted into equity securities pursuant to Section 5, shall be due and payable in full, without set-off, counterclaim or deduction of any kind, immediately prior to the consummation of such Change in Control.

3.    Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)      Failure to Pay or Deliver. The Company shall (unless prohibited by the Subordination Agreement) fail to pay any portion of the Principal Amount on the due date hereunder or any other payment required under the terms of this Note on the date due, and in each case, such payment or delivery, as applicable, shall not have been made within five (5) Business Days of the due date;

(b)    Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 3(a)) and such failure shall continue for thirty (30) days after the Company’s receipt of written notice by Purchaser to the Company of such failure;

(c)    Voluntary Bankruptcy or Insolvency Proceedings. Any event in which the Company or any of its Significant Subsidiaries (i) applies for or consents to the appointment of a receiver, trustee, liquidator, custodian or similar official of itself or of all or a substantial part of its property, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of any of its creditors, (iv) voluntarily files a proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

(d)     Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator, custodian or similar official of the Company or any of its Significant Subsidiaries, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty-five (45) days of commencement;

(e)     Inability to Pay Debts. The Company or any of its Significant Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(f)     Cross Acceleration. Any default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10,000,000 in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, where after the expiration of any applicable grace period or extension given thereunder, such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within thirty (30) days;

(g)     Material Breach of Law. The Company or any of its Subsidiaries violates any applicable law, statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties (excluding, in all cases, any such violation arising from or relating to the Transactions or the identity of, or any facts or circumstances relating to, Purchaser or any other member of the Purchaser Group, or any of their respective Affiliates or the respective equity or debt financing sources of, or investors in, any of the foregoing) that causes a fine or other penalty to be imposed by such government, instrumentality or agency on the Company or any of its Subsidiaries that exceeds $10,000,000 in the aggregate; or

(h)    Cessation of Business. The Company  suspends or ceases to carry on all or substantially all of its business.

4.    Rights of Purchaser upon Default.

(a) Upon the occurrence of any Event of Default (other than an Event of Default described in Section 3(c) or 3(d)) and at any time thereafter during the continuance of such Event of Default, Purchaser may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.

(b) Upon the occurrence of any Event of Default described in Section 3(c) or 3(d), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.

(c) In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Purchaser may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both. Purchaser may, at its sole discretion (upon execution of a written instrument), rescind an acceleration or waive any existing Event of Default, together with any of the consequences of such Event of Default. In such event, the Company will be restored to their respective former positions, rights and obligations hereunder. No failure on the part of Purchaser to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by Purchaser of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.

5.    Conversion.

(a)     Voluntary Conversion on the Maturity Date or upon Change in Control. Purchaser shall have the right, at Purchaser’s sole option and discretion, on the Maturity Date, and/or within five (5) Business Days after Purchaser’s receipt of a Change in Control Notice, prior to payment in full of the Outstanding Principal Balance of this Note, to convert up to the Outstanding Principal Balance of this Note, together with any then unpaid and accrued interest and any other amounts payable hereunder, into a number of fully paid and nonassessable shares of Common Stock, as determined by dividing (x) the aggregate Outstanding Principal Balance of this Note that Purchaser has elected to convert and any then unpaid and accrued interest and other amounts payable hereunder as elected by Purchaser by (y) the Conversion Price, rounded down to the nearest share. Purchaser may elect to convert in whole or in part, at its discretion.

(b)      Conversion Procedure.

(i)    Conversion.

(1)      To convert all or a portion of this Note into shares of Common Stock, Purchaser shall give written notice (the “Conversion Notice”) to the Company at least five (5) Business Days prior to the Maturity Date, or within five (5) Business Days after Purchaser’s receipt of a Change in Control Notice, as applicable, of its election to convert the same pursuant to Section 5(a).

(2)      Not later than one (1) Business Day following the date of receipt of the Conversion Notice, the Company shall provide an acknowledgement of confirmation of receipt of such Conversion Notice.

(3)       Upon receipt of a Conversion Notice, the Company shall, on the Maturity Date, or immediately prior to the consummation of a Change in Control, as applicable, issue and deliver to Purchaser a certificate or certificates (or a notice of issuance of uncertificated shares or book entry confirmation statement from the Company’s transfer agent confirming the issuance of the shares, if applicable) for the number of shares to which Purchaser shall be entitled upon such conversion, including a check payable to Purchaser for any cash amounts payable as described in Section 5(b)(ii).

(4)      Upon the conversion of this Note into shares of Common Stock, Purchaser shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby Purchaser agrees to indemnify the Company from any loss incurred by it in connection with the loss, theft or destruction of this Note).

(5)      Any conversion of this Note pursuant to Section 5(a) shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 5(b)(i) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii) Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Purchaser upon the conversion of this Note, the Company shall pay to Purchaser an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(c)      Notices of Record Date. In the event of any (i) taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, (ii) capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company, or (iii) voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will deliver to Purchaser, at least five (5) Business Days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; or (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

6.    Adjustments. The Conversion Price shall be adjusted from time to time as follows:

(a)      Adjustments of Conversion Price upon Subdivision and Combination. If the Company shall, at any time or from time to time after the Issuance Date, subdivide (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of capital stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of capital stock, the Conversion Price shall be proportionately increased.

(b)      Adjustments of Stock Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date make or issue, or set a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution to holders of shares of Common Stock payable in shares of Common Stock and Purchaser is entitled to receive such dividend or other distribution, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction: (a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and (b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(c)      Successive Adjustments; Multiple Adjustments.  After an adjustment is made to the Conversion Price under this Section 6, any subsequent event requiring an adjustment under this Section 6 shall cause an adjustment to such Conversion Price, as so adjusted.

(d)    Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price, the Company at its expense shall promptly but in any event within five (5) Business Days of the occurrence of such adjustment or readjustment compute such adjustment or readjustment in accordance with the terms hereof and deliver to Purchaser a certificate setting forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of Purchaser at any time, deliver to Purchaser a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of the Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note.

7.   Reservation. The Company shall at all times while this Note remains outstanding take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of this Note in full.

8.    Reissuance of Note.

(a)     Transfer. Without limiting any applicable restrictions on the transfer of this Note, if this Note is to be transferred, Purchaser shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of Purchaser a new Note (in accordance with Section 8(c)), registered as Purchaser may request, representing the Outstanding Principal Balance being transferred by Purchaser and, if less than the entire Outstanding Principal Balance is being transferred, a new Note (in accordance with Section 8(c)) to Purchaser representing the Outstanding Principal Balance not being transferred.

(b)      Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by Purchaser to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to Purchaser a new Note (in accordance with Section 8(c)) representing the Outstanding Principal Balance.

(c)     Issuance of New Note.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (a) shall be of like tenor with this Note, (b) shall represent, as indicated on the face of such new Note, the Outstanding Principal Balance (or in the case of a new Note being issued pursuant, to Section 8(a), the principal amount designated by Purchaser, which, when added to the principal amount represented by any other new Notes issued in connection with such issuance, does not exceed the Outstanding Principal Balance under this Note immediately prior to such issuance of new Notes), (c) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (d) shall have the same rights and conditions as this Note, and (e) shall represent accrued and unpaid interest on the Principal Amount and interest of this Note, from the Issuance Date of this Note.

9.    Definitions. As used in this Note, the capitalized terms in this Note shall have the meanings set forth in this Section 9. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

“CFIUS” shall mean the Committee on Foreign Investment in the United States or any member agency thereof acting in such capacity.

“Common Stock” shall mean the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Price” shall mean $1.20 subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Purchaser of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Outstanding Principal Balance” shall mean the original Principal Amount of this Note, as may be increased pursuant to the payment in kind of any interest as provided in Section 1(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” shall mean the Purchase Agreement, dated September 8, 2025 (as amended, modified or supplemented from time to time), by and among the Company and Purchaser (as defined in the Purchase Agreement) party thereto.

“Purchaser” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Purchaser Group” shall mean the investors that have purchased Shares and/or Notes pursuant to the Purchase Agreement, including Purchaser, and any of their permitted transferees.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Significant Subsidiary” shall mean a Subsidiary of the Company that has the meaning set forth in the definition of “significant subsidiary” in Article 1, Rule 1-02(w) of Regulation S-X promulgated by the SEC (or any successor rule).

“Shareholder Approval” shall mean the approval of the holders of the shares of Common Stock, together with any other securities of the Company entitled to vote on a matter being voted on by holders of the Common Stock, necessary to permit the full issuance and/or conversion of all of the Company’s securities offered and sold pursuant to the Transaction Documents (and any securities issuable in accordance with the terms of such securities) pursuant to the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity), including Rule 5635 of The Nasdaq Stock Market Rules.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital Market.

10.  Miscellaneous.

(a)      Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.

(i)   Subject to the restrictions on transfer described in this Section 10(a), the rights and obligations of the Company and Purchaser shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii)  This Note and any of the rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company or Purchaser without the other party’s prior written consent, except that Purchaser may assign this Note, in whole or in part, without the Company’s consent to any Affiliate of Purchaser or any other Person permitted by the Purchase Agreement who agrees in writing to be bound by the Purchase Agreement.

(iii) With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Purchaser will give written notice to the Company prior thereto, describing briefly the manner thereof, together with (A) a written opinion of Purchaser’s counsel (which shall be deemed reasonably satisfactory to the Company if provided by nationally recognized or otherwise reputable counsel and in customary form), or (B) other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, within three (3) Business Days, shall notify Purchaser that Purchaser may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 10(a) that the opinion of counsel for Purchaser, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Purchaser within five (5) Business Days and shall state with specificity the reasons for such determination. Each Note thus transferred and each certificate, instrument or book entry representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company or counsel for Purchaser (if reasonably acceptable to the Company) such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent to the extent necessary to comply with the terms of the Transaction Agreements and applicable Law. Any Person to which this Note, or any portion thereof, is transferred shall become subject to the terms and conditions of this Note.

(iv) Subject to Section 10(a)(iii), transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of the Principal Amount and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(v) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the prior written consent of the Company and members of the Purchaser Group holding more than 50% of the aggregate Outstanding Principal Balance (as defined in each Note) of the Notes; provided, however, that no such amendment, waiver or consent shall, without the prior written consent of Purchaser (i) reduce the Outstanding Principal Balance of this Note; (ii) reduce the rate of interest payable to such Purchaser on this Note; (iii) postpone or delay any payment of the Outstanding Principal Balance, interest or other amounts due to such Purchaser under this Note; (iv) amend or modify any conversion rights of such Purchaser in a manner adverse to such Purchaser; or (v) disproportionately and adversely affect the rights of such Purchaser relative to other holders of the Notes.

(b)     Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be provided as specified in Section 5.02 of the Purchase Agreement.

(c)     Pari Passu Notes. Purchaser acknowledges and agrees that the payment of all or any portion of the Outstanding Principal Balance of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to any other Notes; provided, however, that nothing herein shall limit Purchaser’s rights to receive payment in full of all amounts due hereunder when and as the same becomes due and payable in accordance with the terms of this Note.  The Company shall not be entitled to claw back or require the redistribution of any amounts validly received by Purchaser hereunder unless such amounts were paid in manifest error.

(d)    Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment of all amounts due under this Note shall be made in lawful tender of the United States in immediately available funds by wire transfer to an account designated by Purchaser, in same-day funds, without set-off, counterclaim, deduction or withholding of any kind, except as required by applicable law.

(e)      Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of the Principal Amount and applied against the Principal Amount of this Note.

(f)      Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(g)     Governing Law; Venue.

(i)    This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

(ii)  Any dispute, controversy, or claim arising out of or relating to this Note, including the breach, termination, or validity thereof, shall be resolved exclusively by binding arbitration administered in accordance with the Comprehensive Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Service (“JAMS”). The number of arbitrators shall be three (3), one (1) of whom shall be nominated by each of the Company and Purchaser, in each case to be nominated within twenty (20) Business Days of the date on which the application is made to JAMS. If either of the Company or Purchaser shall fail within the designated time period to select an arbitrator, then the arbitrator to be so selected shall be selected promptly by JAMS. The two (2) persons so selected as arbitrators shall select a third arbitrator within ten (10) Business Days of their appointment, and this arbitrator shall preside over the arbitration. If the two (2) initially selected arbitrators are unable or fail to agree upon the third arbitrator, then the third arbitrator shall be selected promptly by JAMS. Each arbitrator selected shall be fluent in English, shall be a practicing lawyer or retired judge, and shall have experience relating to agreements similar to this Agreement and governed by Delaware law. The place of arbitration shall be San Francisco, California, and the language of the arbitration shall be English. The arbitral award shall be in writing, and shall be final and binding on the parties concerned, other than appeals available under applicable law and the arbitral award may be entered in any court of competent jurisdiction. The arbitrators shall have the power to grant any legal or equitable remedy or relief available under the applicable law, including injunctive relief (whether interim and/or final) and specific performance and any measures ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction.

(h)      Tax Withholding. Notwithstanding any other provision to the contrary, the Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable with respect to this Note such amounts as are required to be deducted or withheld therefrom under any provision of applicable law. The Company shall use commercially reasonable efforts to provide Purchaser with reasonable prior written notice of any intended deduction or withholding (together with the legal basis thereof) and shall reasonably cooperate with Purchaser in good faith to reduce or eliminate any such deduction or withholding to the extent permitted by applicable law. The Company’s right to withhold shall be subject to Purchaser (and, if applicable, each beneficial owner of the Note) having been given a reasonable opportunity to timely provide any necessary tax forms and information, including Internal Revenue Service Form W-9 or appropriate version of IRS Form W-8, as applicable. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the person to whom such amounts otherwise would have been paid.

(i)     No Rights. This Note does not by itself entitle Purchaser to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Purchaser, shall cause Purchaser to be a stockholder of the Company for any purpose.

(j)       Limitations on Conversion and Ownership. Notwithstanding any provision in this Note or any other Transaction Document to the contrary, the parties agree that in no circumstance shall the Company be required to deliver to Purchaser any shares of Common Stock issuable upon conversion of this Note (or any other Note):

(i)    to the extent, and only to the extent, that such delivery would (1) cause the members of the Purchaser Group or any of their respective Affiliates, collectively and in the aggregate, to become, directly or indirectly, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 19.99% of either the total number of shares of Common Stock outstanding as of such date or as of the day immediately prior to the date of the Purchase Agreement (calculated in accordance with Rule 13d-3 of the Exchange Act) or (2) would result, together with the issuance of any other shares of Common Stock pursuant to the other Transaction Documents, in the issuance of more than 19.99% the total voting power of the Company’s securities outstanding as of such date or as of the day immediately prior to the date of the Purchase Agreement that are entitled to vote on a matter being voted on by holders of the Common Stock, in each case unless (x) the Shareholder Approval has been obtained, which the Company shall use its reasonable best efforts to seek and obtain no later than the last annual meeting of stockholders of the Company preceding the Maturity Date, and (y) the Company has obtained any waiver or consent of any applicable stock exchange or listing venue requirements necessary to permit such conversion and issuance of shares to Purchaser, which the Company shall use its reasonable best efforts to obtain, provided, however, in each case of the foregoing (1) and (2), any such limitation shall apply only to the portion of such delivery that would cause such limitation to be exceeded; or

(ii)  subject to the terms and conditions of Section 4.02 of the Purchase Agreement, if CFIUS requests or requires that the Company or Purchaser not convert this Note in whole or in part on the terms set forth in Section 5, to the minimum extent necessary to comply with such request or requirement and until (A) CFIUS rescinds its request or requirement, (B) CFIUS Approval of such conversion has been obtained or (C) the Company otherwise agrees to such conversion in writing notwithstanding such request or requirement.

(signature page follows)

The Company has caused this Note to be issued as of the date first written above.

CARPARTS.COM, INC.,
a Delaware corporation

By:
Name: David Meniane
Title: CEO

(Signature page for Note)